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                                                                    EXHIBIT 99.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of JAKKS Pacific, Inc. ("JAKKS"), hereby certifies that JAKKS' Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of JAKKS.

/s/ Jack Friedman                            Dated: August 14, 2002
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Jack Friedman
Chairman and Chief Executive Officer
Principal Executive Officer